Exhibit 99.1

For Immediate Release

Incyte and MacroGenics Announce Global Collaboration and Licensing Agreement for Anti-PD-1 Monoclonal Antibody MGA012

•              Incyte gains exclusive, worldwide development and commercialization rights to MGA012 in all indications

•                                          MacroGenics to receive an upfront cash payment of $150 million plus potential milestone payments and royalties, and retains right to develop its pipeline assets in combination with MGA012

WILMINGTON, Del. AND ROCKVILLE, Md. — October 25, 2017 — Incyte Corporation (NASDAQ:INCY) and MacroGenics, Inc. (NASDAQ:MGNX) announced today that the companies have entered into an exclusive global collaboration and license agreement for MacroGenics’ MGA012, an investigational monoclonal antibody that inhibits programmed cell death protein 1 (PD-1). Incyte has obtained exclusive worldwide rights for the development and commercialization of MGA012 in all indications, while MacroGenics retains the right to develop its pipeline assets in combination with MGA012.

“Anti-PD-1 therapy is becoming a mainstay of cancer treatment across multiple tumor types, and we believe the addition of MGA012 to our clinical pipeline is important to fulfilling our long-term development strategy in immuno-oncology. This collaboration with MacroGenics will allow us to rapidly explore the potential clinical benefit of developing MGA012 as a monotherapy and also combining anti-PD-1 therapy with several of our existing portfolio assets,” said Steven Stein, M.D., Chief Medical Officer of Incyte.

“We believe Incyte is the ideal partner for MGA012, given its immuno-oncology portfolio and dedication to researching and developing innovative and transformative cancer therapies and we hope that the combined resources of both companies will be able to significantly expand and accelerate the current development efforts for this promising molecule,” said Scott Koenig, M.D., Ph.D., President and Chief Executive Officer of MacroGenics. “Furthermore, we look forward to exploring the combination of MGA012 with multiple molecules in our own portfolio, including DART molecules for redirected T-cell killing, antibodies with enhanced effector function and ADCs, potentially to provide improved patient benefit.”

Enrollment in the dose escalation portion of the Phase 1 study of MGA012 has been completed and the molecule is currently being evaluated as monotherapy across four solid tumor types in the dose expansion portion of the study. Data from the dose escalation portion of the Phase 1 study have been accepted for poster presentation at the upcoming Society for Immunotherapy of Cancer (SITC) 32nd Annual Meeting in November 2017.

Terms of the Collaboration

Upon closing, Incyte will pay MacroGenics an upfront payment of $150 million. Incyte will receive worldwide rights to develop and commercialize MGA012 in all indications.

Per the terms of the collaboration, MacroGenics will also be eligible to receive up to $420 million in potential development and regulatory milestones, and up to $330 million in potential commercial milestones. If MGA012 is approved and commercialized, MacroGenics would be eligible to receive royalties, tiered from 15 percent to 24 percent, on future sales of MGA012 by Incyte.

Under the terms of the collaboration, Incyte will lead global development of MGA012. MacroGenics retains the right to develop its pipeline assets in combination with MGA012, with Incyte commercializing MGA012 and MacroGenics commercializing its asset(s), if any such potential combinations are approved.

In addition, MacroGenics retains the right to manufacture a portion of both companies’ global clinical and commercial supply needs of MGA012. MacroGenics intends to utilize its commercial-scale GMP facility, which is expected to be fully operational in 2018.

The transaction is expected to close in the fourth quarter of 2017, subject to the early termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Act and customary closing conditions.

About Incyte Corporation

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, as well as autoimmune disorders and infectious diseases. MacroGenics generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms. The combination of MacroGenics’ technology platforms and protein engineering expertise has allowed MacroGenics to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see MacroGenics’ website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.

Incyte Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: whether the planned transaction will close within the expected timeframe or ever; whether MGA012 will successfully advance through clinical studies or will ever be approved for use in humans anywhere or will be commercialized anywhere successfully or at all; whether MGA012 will be effective in the treatment of cancer or other indications; and whether and when any of the milestone payments or royalties under this collaboration will ever be paid by Incyte. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: obtaining approval for this planned collaboration; research and development efforts related to the collaboration programs; the possibility that results of clinical trials may be unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; other market or economic factors; unanticipated delays; each company’s ability to compete against parties with greater financial or other resources; greater than expected expenses; and such other risks detailed from time to time in each company’s reports filed with the Securities and Exchange Commission, including the Form 10-Q for the quarter ended June 30, 2017 filed by each company. Each party disclaims any intent or obligation to update these forward-looking statements.

MacroGenics’ Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for MacroGenics, including statements about MacroGenics’ strategy, future operations, clinical development of MacroGenics’ therapeutic candidates, milestone or opt-in payments from MacroGenics’ collaborators, MacroGenics’ anticipated milestones and future expectations and plans and prospects for MacroGenics and other statements containing the words “subject to”, “believe”, “anticipate”, “plan”, “expect”, “intend”, “estimate”, “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of MacroGenics’ product candidates and other risks described in MacroGenics’ filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent MacroGenics’ views only as of the date hereof. MacroGenics anticipates that subsequent events and developments will cause MacroGenics’ views to change. However, while MacroGenics may elect to update these forward-looking statements at some point in the future, MacroGenics specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing MacroGenics’ views as of any date subsequent to the date hereof.

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Incyte Contacts:

Investors

Michael Booth, DPhil

+1 302 498 5914

mbooth@incyte.com

Media

Catalina Loveman

+1 302 498 6171

cloveman@incyte.com

MacroGenics Contacts:

Investors

Jim Karrels

+1 301-251-5172

info@macrogenics.com

Media

Karen Sharma

+1 781-235-3060

ksharma@macbiocom.com